Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES AND CALGON CARBON JOIN FORCES ON MERCURY CONTROL

LITTLETON, CO AND PITTSBURGH, PA – March 21, 2007 – ADA-ES, Inc. (NASDAQ:  ADES) and Calgon Carbon Corporation  (NYSE: CCC) announced today that the two companies have executed a Memorandum of Understanding (MOU) to jointly develop products and services for the control of mercury emissions from coal-fired power plants.  ADA-ES and Calgon Carbon also intend to explore how existing activated carbon manufacturing facilities should be utilized to satisfy the requirements of this new market and to determine if additional facilities will be needed.

Recent federal and state regulations require the reduction of mercury emissions from coal-fired power plants.  Injection of powdered activated carbon into the flue of coal-fired boilers has proven effective in meeting these mercury reduction standards.

“We are excited about the unprecedented combination of experience and resources that we have put together in the team of ADA-ES and Calgon Carbon.  Working together, we hope to stay well ahead of the competition and capitalize on the opportunities ADA-ES has created with our investment in mercury control,” said Michael Durham, Ph.D, president of ADA-ES.  Mr. Durham added, “This relationship should allow us to meet our goal of satisfying both the near-term and long-term mercury control needs of our customers in the power generation market.”

Commenting on the announcement, John Stanik, president and chief executive officer of Calgon Carbon, said, “The MOU is the first step in forming a relationship between ADA-ES, a company that has extensive knowledge of this new market and its customers and Calgon Carbon, a leader in activated carbon technology.  We are pleased about a potential alliance with ADA-ES, and in the coming months we hope to finalize an agreement between our two companies.”

About ADA-ES

Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impacts from electric power and industrial companies, while reducing their operating costs.

About Calgon Carbon

Headquartered in Pittsburgh, Pennsylvania, Calgon Carbon is a global leader in services and solutions for making air and water cleaner and safer.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a “safe harbor” for such statements in certain circumstances.  Such statements are prefaced by words such as “anticipates,” “believes,” “hopes,” “expects,” “intends” and “plans,” or words of similar meaning.  The forward-looking statements contained in this release include:  our expectations concerning the growth of the market for mercury control and the size of that market; our perceptions of ADA-ES’ position in that market; our plans for expansion of our capabilities to serve that market; and our ability to adequately serve that expanding market.  Such statements involve significant risks and uncertainties, which could cause actual events or results to differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, changing economic conditions and market demand for our  products and services in the mercury control market, changes in technology, failure to satisfy performance guarantees, the availability of federal funding, the availability of either private and/or public funding on reasonable terms; changes in laws or regulations, results of demonstrations of both our and others’ licensed technologies, operational difficulties, availability of skilled personnel, and other factors we discuss in greater detail in our filings with the U.S. Securities and Exchange Commission.  The forward-looking statements contained in this press release are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law to do so.

Contact:
ADA-ES, Inc.	-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President		The Equity Group Inc.
Mark H. McKinnies, Senior VP & CFO		www.theequitygroup.com
(303) 734-1727		Loren G. Mortman, (212) 836-9604
www.adaes.com		LMortman@equityny.com

Calgon Carbon Corporation
Gail A. Gerono, V.P. Investor Relations
(412) 787-6795
www.calgoncarbon.com

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